EXHIBIT 99.1

Cardtronics Announces First Quarter 2014 Results

HOUSTON, May 5, 2014 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter ended March 31, 2014.

Key financial statistics in the first quarter of 2014 as compared to the first quarter of 2013 include:

  Total revenues of $245.1 million, up 24% from $197.7 million.
  ATM operating revenues of $238.1 million, up 23% from $193.4 million.
  Adjusted Net Income per diluted share of $0.51, up 28% from $0.40.
  Adjusted EBITDA of $56.9 million, up 17% from $48.5 million.
  GAAP net income of $9.6 million or $0.21 per diluted share, compared to $9.4 million net income or $0.21 per diluted share.

Steve Rathgaber, the company's chief executive officer commented, "Cardtronics continues to deliver strong double-digit revenue and earnings growth, and once again, our first quarter results were driven by a healthy mix of organic growth and contributions from acquisitions. We remain confident in our ability to continue to deliver solid shareholder returns through double-digit revenue and earnings growth, while also maintaining substantial focus on creating a platform for long-term sustainable growth and also managing the many challenges and risks that exist in our constantly evolving competitive and regulatory environments."

RECENT HIGHLIGHTS

  Expansion of the Company's relationship with Tedeschi Food Shops, a leading U.S. convenience store chain, with the addition of 56 new store locations, bringing the total number of ATMs under this relationship to 186.
  Successful execution of a contract with East of England Co-op, a leading grocery store chain in the United Kingdom, covering over 100 high-transacting ATMs.
  Relationship extension and expansion with Pioneer Energy in Canada; previously providing ATM processing services to the petroleum retailer, Cardtronics is now Pioneer's exclusive, full-service ATM provider.
  Execution of a new ATM branding relationship with CIBC, under which the bank will brand more than 100 ATMs at Pioneer Energy locations throughout Ontario, Canada.
  Organic unit count growth in the U.S. turnkey company-owned ATM estate of 1,318 units or 5% (based on average transacting ATMs).
  Announcement that T-Mobile has partnered with the Allpoint Network to provide convenient surcharge-free access to its Mobile Money customers.
  The amendment and extension of the Company's revolving credit facility.

Effects of foreign currency exchange rate movements had an insignificant impact on reported consolidated revenues, Adjusted EBITDA and Adjusted Net Income per diluted share during the quarter.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this press release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this press release.

FIRST QUARTER RESULTS

Consolidated revenues totaled $245.1 million for the first quarter of 2014, representing a 24% increase from $197.7 million in consolidated revenues generated during the first quarter of 2013. ATM operating revenues were up 23% from the first quarter of 2013, driven primarily by the Company's 2013 acquisitions, which accounted for approximately 17% of the 23% ATM operating revenue growth. The remaining 6% of revenue growth was attributable to organic growth from new and existing merchants and financial institution customers. ATM product sales and other revenues increased $2.6 million and also contributed to the year-over-year increase in consolidated revenues. As the Company's ATM product sales generally produce lower margin revenues than its ATM operating revenues, the $2.6 million revenue increase from the first quarter of 2013 did not have a significant impact on the Company's profitability in the current quarter's results.

Adjusted EBITDA for the first quarter of 2014 totaled $56.9 million, compared to $48.5 million during the first quarter of 2013, and Adjusted Net Income totaled $22.8 million ($0.51 per diluted share) compared to $18.0 million ($0.40 per diluted share) during the first quarter of 2013. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were primarily driven by the factors described above that impacted the Company's revenue growth. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP net income for the first quarter of 2014 totaled $9.6 million, compared to GAAP net income of $9.4 million during the same quarter in 2013. The slight increase in GAAP net income from the first quarter of 2013 was attributable to a higher gross margin as a result of the revenue growth and was partially offset by an increase in amortization of intangible assets related to recent acquisitions and amortization of deferred financing costs and discount associated with the convertible senior notes entered into late last year.

UPDATE OF FULL-YEAR 2014 GUIDANCE

The Company is updating the financial guidance it provided in February 2014 regarding its anticipated full-year 2014 results:

  Revenues of $990.0 million to $1.01 billion;
  Gross Profit Margin of approximately 33.0% to 33.5%;
  Adjusted EBITDA of $239.0 million to $244.0 million;
  Depreciation and accretion expense of approximately $75.0 million to $76.5 million, net of noncontrolling interests;
  Cash interest expense of approximately $16.6 million, net of noncontrolling interests;
  Adjusted Net Income of $2.24 to $2.29 per diluted share, based on approximately 44.8 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $100.0 million to $110.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.65 U.S. to £1.00 U.K., $13.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.90 U.S., and €1.00 Euros to $1.37 U.S.

LIQUIDITY

The Company continues to maintain a strong liquidity position, with $299.7 million in available borrowing capacity under its $375.0 million revolving credit facility as of March 31, 2014. In April 2014, the Company amended its revolving credit facility, which extended the term of the facility through April 2019. Additionally certain other terms under the facility were also modified, including sub-limit borrowing capacities for letters of credit, the swing line facility and foreign currency borrowings. Certain pricing terms and covenants were also modified which the Company expects to result in overall lower net borrowing costs under the facility.

Additionally, the Company had $60.7 million in cash on hand at the end of the first quarter of 2014. The Company's outstanding indebtedness as of March 31, 2014 consisted of $191.6 million in senior subordinated notes due 2018, the recently issued $287.5 million convertible senior notes due 2020 (of which $218.8 million is currently recorded as long-term debt on its balance sheet, which is being accreted up to the principal balance of $287.5 million over the term of the notes), $73.2 million in borrowings under its revolving credit facility due 2016, and $0.9 million in equipment financing notes associated with its majority-owned Mexico subsidiary.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income per diluted share, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of unusual, nonrecurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes acquisition-related expenses, certain other non-operating and nonrecurring costs, loss on disposal of assets, the Company's obligations for the payment of income taxes, interest expense and other obligations such as capital expenditures, and an adjustment for noncontrolling interests. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, loss on disposal of assets, stock-based compensation expense, certain other expense (income) amounts, nonrecurring expenses, and acquisition-related expenses, and uses an assumed tax rate of 32% for the quarter ended March 31, 2014 and 35% for the quarter ended March 31, 2013, with certain adjustments for noncontrolling interests. Adjusted EBITDA %, Adjusted Pre-tax Income %, and Adjusted Net Income % are calculated by taking the respective non-GAAP financial measures over GAAP total revenues. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by average weighted diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Monday, May 5, 2014, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended March 31, 2014. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics First Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Monday, May 19, 2014, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 30636123 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through May 31, 2014.

ABOUT CARDTRONICS (Nasdaq:CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 82,700 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "believe," "estimate," "expect," "future," "will" and similar references to future periods. Forward-looking statements give the Company's current expectations, beliefs, assumptions or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future network and regulatory changes, including requirements surrounding Europay, MasterCard and Visa ("EMV") security standards;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent thefts of cash and data security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates;
  the Company's ability to successfully implement its corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its U.K. armored transport business; and
  the Company's ability to retain its key employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three Months Ended March 31, 2014 and 2013
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 238,139	$ 193,360
ATM product sales and other revenues	6,933	4,378
Total revenues	245,072	197,738
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization shown separately below)	159,759	129,560
Cost of ATM product sales and other revenues	6,810	4,129
Total cost of revenues	166,569	133,689
Gross profit	78,503	64,049
Operating expenses:
Selling, general, and administrative expenses	24,527	18,989
Acquisition-related expenses	3,087	2,822
Depreciation and accretion expense	18,346	16,285
Amortization of intangible assets	8,217	5,748
Loss on disposal of assets	268	203
Total operating expenses	54,445	44,047
Income from operations	24,058	20,002
Other expense (income):
Interest expense, net	5,416	5,066
Amortization of deferred financing costs and note discount	2,685	229
Redemption costs for early extinguishment of debt	654	—
Other expense (income)	31	(421)
Total other expense	8,786	4,874
Income before income taxes	15,272	15,128
Income tax expense	5,773	5,980
Net income	9,499	9,148
Net loss attributable to noncontrolling interests	(66)	(282)
Net income attributable to controlling interests and available to common stockholders	$ 9,565	$ 9,430

Net income per common share – basic	$ 0.22	$ 0.21
Net income per common share – diluted	$ 0.21	$ 0.21

Weighted average shares outstanding – basic	44,215,372	44,247,098
Weighted average shares outstanding – diluted	44,767,588	44,479,366

Condensed Consolidated Balance Sheets
As of March 31, 2014 and December 31, 2013

	March 31, 2014	December 31, 2013
	(In thousands)
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$ 60,653	$ 86,939
Accounts and notes receivable, net	63,854	58,274
Inventory, net	5,855	5,302
Restricted cash, short-term	27,921	14,896
Current portion of deferred tax asset, net	20,459	21,202
Prepaid expenses, deferred costs, and other current assets	23,242	20,159
Total current assets	201,984	206,772
Property and equipment, net	272,847	270,966
Intangible assets, net	150,529	155,276
Goodwill	411,140	404,491
Deferred tax asset, net	10,879	9,680
Prepaid expenses, deferred costs, and other assets	7,260	9,018
Total assets	$ 1,054,639	$ 1,056,203

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$ 939	$ 1,289
Current portion of other long-term liabilities	36,329	35,597
Accounts payable and other accrued and current liabilities	171,300	177,909
Total current liabilities	208,568	214,795
Long-term liabilities:
Long-term debt	483,593	489,225
Asset retirement obligations	62,049	60,665
Deferred tax liability, net	7,140	5,668
Other long-term liabilities	36,600	38,736
Total liabilities	797,950	809,089
Stockholders' equity	256,689	247,114
Total liabilities and stockholders' equity	$ 1,054,639	$ 1,056,203

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended March 31,
	2014	2013
	(In thousands)

United States	$ 174,020	$ 158,993
Europe	64,417	29,499
Other International	8,852	11,100
Eliminations	(2,217)	(1,854)
Total revenues	$ 245,072	$ 197,738

Breakout of ATM operating revenues:

	Three Months Ended March 31,
	2014	2013
	(In thousands)

Surcharge revenues	$ 108,352	$ 88,740
Interchange revenues	80,425	61,789
Bank branding and surcharge-free network revenues	37,554	34,119
Managed services revenues	5,246	4,459
Other revenues	6,562	4,253
Total ATM operating revenues	$ 238,139	$ 193,360

Total cost of revenues by segment:

	Three Months Ended March 31,
	2014	2013
	(In thousands)

United States	$ 113,565	$ 102,865
Europe	48,120	23,420
Other International	7,099	9,238
Eliminations	(2,215)	(1,834)
Total cost of revenues	$ 166,569	$ 133,689

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended March 31,
	2014	2013
	(In thousands)

Merchant commissions	$ 76,502	$ 62,363
Vault cash rental expense	14,701	11,937
Other costs of cash	20,313	18,881
Repairs and maintenance	15,511	12,094
Communications	6,689	5,637
Transaction processing	3,917	2,088
Stock-based compensation	214	207
Other expenses	21,912	16,353
Total cost of ATM operating revenues	$ 159,759	$ 129,560

Breakout of selling, general, and administrative expenses:

	Three Months Ended March 31,
	2014	2013
	(In thousands)

Employee costs	$ 13,942	$ 9,518
Stock-based compensation	3,004	2,960
Professional fees	2,152	2,145
Other	5,429	4,366
Total selling, general, and administrative expenses	$ 24,527	$ 18,989

Depreciation and accretion expense by segment:

	Three Months Ended March 31,
	2014	2013
	(In thousands)

United States	$ 10,837	$ 10,042
Europe	6,521	5,076
Other International	988	1,167
Total depreciation and accretion expense	$ 18,346	$ 16,285

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	March 31, 2014	December 31, 2013
	(In thousands)
8.25% senior subordinated notes (1)	$ 191,606	$ 200,000
1.00% convertible senior notes (2)	218,784	216,635
Revolving credit facility	73,203	72,547
Equipment financing notes	939	1,332
Total long-term debt	$ 484,532	$ 490,514
(1) During the quarter ended March 31, 2014, the Company repurchased and effectively retired $8.4 million of its outstanding 8.25% senior subordinated notes in open market transactions
(2) The total principal amount outstanding for these convertible instruments is $287.5 million, but in accordance with U.S. GAAP the estimated fair value of the conversion feature at issuance was recorded as additional paid-in capital within equity. The convertible senior notes are being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2013	44,375,952
Shares repurchased	(154,628)
Shares issued – restricted stock grants and stock options exercised	15,200
Shares vested – restricted stock units	250,885
Shares forfeited – restricted stock awards	(6,250)
Total shares outstanding as of March 31, 2014	44,481,159

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended March 31,
	2014	2013
	(In thousands)

Cash provided by operating activities	$ 14,519	$ 41,380
Cash used in investing activities	(25,517)	(28,524)
Cash used in financing activities	(15,235)	(810)
Effect of exchange rate changes on cash	(53)	219
Net (decrease) increase in cash and cash equivalents	(26,286)	12,265
Cash and cash equivalents at beginning of period	86,939	13,861
Cash and cash equivalents at end of period	$ 60,653	$ 26,126

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For the Three Months Ended March 31, 2014 and 2013
(Unaudited)

The following table excludes the effect of acquisitions in the three months ended March 31, 2014 for comparative purposes:

EXCLUDING ACQUISITIONS	Three Months Ended March 31,
	2014	2013
Average number of transacting ATMs:
United States: Company-owned	28,900	27,582
United Kingdom	4,638	4,314
Mexico	2,138	2,705
Canada	1,626	1,539
Subtotal	37,302	36,140
United States: Merchant-owned (1)	18,297	20,067
Average number of transacting ATMs: ATM operations	55,599	56,207

U.S.: Managed services - Turnkey	2,125	2,219
U.S.: Managed services - Processing Plus(1)	5,907	3,887
U.K.: Managed services	21	21
Canada: Managed services	265	305
Average number of transacting ATMs: Managed services	8,318	6,432

Total average number of transacting ATMs	63,917	62,639

Total transactions (in thousands):
ATM operations	205,893	190,147
Managed services	13,519	10,445
Total transactions	219,412	200,592

Total cash withdrawal transactions (in thousands):
ATM operations	120,805	117,084
Managed services	8,808	6,792
Total cash withdrawal transactions	129,613	123,876

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	724	694

ATM operating revenues	$ 1,204	$ 1,118
Cost of ATM operating revenues (2)	803	746
ATM operating gross profit (2) (3)	$ 401	$ 372

ATM operating gross profit margin (2) (3)	33.3%	33.3%
(1) Approximately 700 ATMs moved from the U.S.: Merchant-owned category to the U.S.: Managed services – Processing Plus category subsequent to March 31, 2013.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For Three Months Ended March 31, 2014 and 2013
(Unaudited)

INCLUDING ACQUISITIONS	Three Months Ended March 31,
	2014	2013
Average number of transacting ATMs:
United States: Company-owned	29,483	27,582
United Kingdom	11,653	4,314
Mexico	2,138	2,705
Canada	1,626	1,539
Germany	860	—
Subtotal	45,760	36,140
United States: Merchant-owned	22,058	20,067
Average number of transacting ATMs: ATM operations	67,818	56,207

U.S.: Managed services - Turnkey	2,125	2,219
U.S.: Managed services - Processing Plus	11,314	3,887
U.K.: Managed services	21	21
Canada: Managed services	265	305
Average number of transacting ATMs: Managed services	13,725	6,432

Total average number of transacting ATMs	81,543	62,639

Total transactions (in thousands):
ATM operations	243,526	190,147
Managed services	17,530	10,445
Total transactions	261,056	200,592

Total cash withdrawal transactions (in thousands):
ATM operations	143,413	117,084
Managed services	11,939	6,792
Total cash withdrawal transactions	155,352	123,876

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	705	694

ATM operating revenues	$ 1,138	$ 1,118
Cost of ATM operating revenues (1)	763	746
ATM operating gross profit (1) (2)	$ 375	$ 372

ATM operating gross profit margin (1) (2)	33.0%	33.3%
(1) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's consolidated statements of operations.
(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of March 31, 2014 and 2013
(Unaudited)

	As of March 31,
Ending number of transacting ATMs:	2014	2013
United States: Company-owned	29,566	27,590
United Kingdom	11,782	4,301
Mexico	2,205	2,684
Canada	1,641	1,544
Germany	878	—
Total Company-owned	46,072	36,119
United States: Merchant-owned	22,692	19,987
Ending number of transacting ATMs: ATM operations	68,764	56,106

U.S.: Managed services - Turnkey	2,071	2,224
U.S.: Managed services - Processing Plus	11,561	3,909
U.K: Managed services	21	21
Canada: Managed services	265	315
Ending number of transacting ATMs: Managed services	13,918	6,469

Total ending number of transacting ATMs	82,682	62,575

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and
Adjusted Net Income
For the Three Months Ended March 31, 2014 and 2013
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests and available to common stockholders	$ 9,565	$ 9,430
Adjustments:
Interest expense, net	5,416	5,066
Amortization of deferred financing costs and note discount	2,685	229
Redemption costs for early extinguishment of debt	654	—
Income tax expense	5,773	5,980
Depreciation and accretion expense	18,346	16,285
Amortization of intangible assets	8,217	5,748
EBITDA	$ 50,656	$ 42,738

Add back:
Loss on disposal of assets	268	203
Other expense (income)	31	(421)
Noncontrolling interests (1)	(373)	(419)
Stock-based compensation expense (2)	3,211	3,157
Acquisition-related expenses (3)	3,087	2,822
Other adjustments to selling, general, and administrative expenses (4)	—	446
Adjusted EBITDA	$ 56,880	$ 48,526
Less:
Interest expense, net (2)	5,404	5,037
Depreciation and accretion expense (2)	18,002	15,869
Adjusted pre-tax income	33,474	27,620
Income tax expense (5)	10,712	9,667
Adjusted Net Income	$ 22,762	$ 17,953

Adjusted Net Income per share	$ 0.51	$ 0.41
Adjusted Net Income per diluted share	$ 0.51	$ 0.40

Weighted average shares outstanding - basic	44,215,372	44,247,098
Weighted average shares outstanding - diluted	44,767,588	44,479,366
(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.
(3) Acquisition-related expenses include nonrecurring costs incurred for professional and legal fees and certain transition and integration-related costs, including contract termination costs, related to acquisitions.
(4) Adjustment to selling, general, and administrative expenses for the three months ended March 31, 2013 represents severance related costs associated with former management of the Company's U.K. operation.
(5) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32% for the three months ended March 31, 2014 and 35% through March 31, 2013. The change in the estimated non-GAAP tax rate is attributable to an increased portion of the Company's consolidated earnings occurring in lower tax rate jurisdictions.

Reconciliation of Free Cash Flow
For the Three Months Ended March 31, 2014 and 2013
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In thousands)
Cash provided by operating activities	$ 14,519	$ 41,380
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(16,712)	(15,937)
Free cash flow (1)	$ (2,193)	$ 25,443

(1) Free cash flow for the three months ended March 31, 2013 included the collection of a $13.4 million insurance receivable.

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2014
(Unaudited)

	Estimated Range
	Full Year 2014

	(In millions, except per share information)

Net income	$53.6	-	$55.8
Adjustments:
Interest expense, net	16.8	-	16.8
Amortization of deferred financing costs and note discount	10.3	-	10.3
Income tax expense	28.8	-	30.1
Depreciation and accretion expense	76.5	-	78.0
Amortization of intangible assets	34.0	-	34.0
EBITDA	$220.0	-	$225.0

Add back:
Noncontrolling interests (1)	(1.2)	-	(1.2)
Stock-based compensation expense	14.7	-	14.7
Acquisition-related expenses	5.5	-	5.5
Adjusted EBITDA	$239.0	-	$244.0
Less:
Interest expense, net (2)	16.6	-	16.6
Depreciation and accretion expense (2)	75.0	-	76.5
Income tax expense (3)	47.2	-	48.3
Adjusted Net Income	$100.2	-	$102.6

Adjusted Net Income per diluted share	$2.24	-	$2.29

Weighted average shares outstanding – diluted	44.8	-	44.8
(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(3) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32%.
Contact Information:

Cardtronics — Media	Cardtronics — Investors
Nick Pappathopoulos	Chris Brewster
Director – Public Relations	Chief Financial Officer
832-308-4396	832-308-4128
npappathopoulos@cardtronics.com	cbrewster@cardtronics.com

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